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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS LETTERHEAD]


                                 July 24, 2000



Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California  92121

Re:  Registration Statement on Form S-3;
     225,000 Senior Unit Warrants to Purchase Common Stock, 668,000
     Senior Discount Unit Warrants to Purchase Common Stock, and 2,829,854 Shares of Common Stock

Ladies and Gentlemen:

     In connection with the registration by Leap Wireless International, Inc., a Delaware corporation (the "Company"), of: (i) the resale of 225,000 Senior Unit Warrants to purchase Common Stock of the Company, par value $0.0001 per share (the "Common Stock") (the "Senior Unit Warrants"), (ii) the resale of 668,000 Senior Discount Unit Warrants to purchase Common Stock (the "Senior Unit Discount Warrants," and together with the Senior Unit Warrants, the "Warrants"), and (iii) the issuance of 2,829,854 shares of Common Stock (the "Shares") issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on July 24, 2000 ( the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Warrants and Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including
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Leap Wireless International, Inc.
July 24, 2000
Page 2



an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is our opinion that, as of the date hereof:

     1. The Shares have been duly authorized, and, upon issuance, delivery and payment therefor as provided in the Warrants, will be validly issued, fully paid and nonassessable.

     2. The Warrants have been duly authorized, executed and delivered by the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the enforceability under certain circumstances under law or court decision of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,

                                        /S/ LATHAM & WATKINS